Exhibit 23.2

RP® FINANCIAL, LC.
Advisory | Planning | Valuation

March 10, 2017

Board of Directors
Heritage NOLA Bancorp, Inc.
Heritage Bank of St. Tammany
205 North Columbia Street

Covington, Louisiana 70433

Members of the Board Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion, and any amendments thereto, to be filed with the Office of the Comptroller of the Currency, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of Heritage NOLA Bancorp, Inc. We also consent to the reference to our firm being named as an expert in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

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